Exhibit 2

CHEVRON
EMPLOYEE SAVINGS INVESTMENT PLAN

FINANCIAL STATEMENTS
AND SUPPLEMENTAL SCHEDULES

TOGETHER WITH REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

DECEMBER 31, 2013 AND 2012

MORRIS DAVIS CHAN & TAN LLP
Certified Public Accountants

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

TABLE OF CONTENTS

Page
Report of Independent Registered Public Accounting Firm	1
Financial Statements:
Statements of Net Assets Available for Benefits as of December 31, 2013 and 2012	2-3
Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 2013 and 2012	4-5
Notes to Financial Statements	6-16
Supplemental Schedules:
Schedule H - Part IV, Line 4(i) - Schedule of Assets Held as of December 31, 2013	17-26
Schedule H - Part IV, Line 4(j) - Schedule of Reportable Transactions for the Year Ended December 31, 2013	27

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plan Participants and Plan Administrator
Chevron Employee Savings Investment Plan

We have audited the accompanying statements of net assets available for benefits of the Chevron Employee Savings Investment Plan (the Plan) as of December 31, 2013 and 2012, and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2013 and 2012, and the changes in net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held as of December 31, 2013, and reportable transactions for the year ended December 31, 2013 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules are the responsibility of the Plan’s management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Morris Davis Chan & Tan LLP
Oakland, California
June 23, 2014

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
December 31, 2013
(thousands of dollars)

	Participant	Non-Participant Directed
	Directed	Allocated	Unallocated	Total

Assets

Investments - at fair value:
Chevron Corporation common stock
Allocated to participants	$—	$9,973,436	$—	$9,973,436
Unallocated	—	—	—	—
Registered investment companies	8,781,841	—	—	8,781,841
Vanguard Brokerage Option	265,547	—	—	265,547
Collective investment funds	114,172	—	—	114,172
Separate Account	258,401	—	—	258,401
Total investments	9,419,961	9,973,436	—	19,393,397

Receivables:
Notes receivable from participants	143,105	—	—	143,105
Employer contributions	—	4	—	4
Participant contribution	2	1	—	3
Due from broker	216	—	—	216
Total receivables	143,323	5	—	143,328

Total assets	9,563,284	9,973,441	—	19,536,725

Liabilities

Due to broker	765	—	—	765

Total liabilities	765	—	—	765

Net assets available for benefits	$9,562,519	$9,973,441	$—	$19,535,960

The accompanying notes are an integral part of these financial statements.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
December 31, 2012
(thousands of dollars)

	Participant	Non-Participant Directed
	Directed	Allocated	Unallocated	Total

Assets

Investments - at fair value:
Chevron Corporation common stock
Allocated to participants	$—	$8,732,158	$—	$8,732,158
Unallocated	—	—	139,702	139,702
Registered investment companies	7,395,531	—	—	7,395,531
Vanguard Brokerage Option	216,111	—	—	216,111
Separate Account	283,941	—	—	283,941
Cash equivalents	—	—	21,360	21,360
Total investments	7,895,583	8,732,158	161,062	16,788,803

Receivables:
Notes receivable from participants	136,847	—	—	136,847
Employer contributions	—	7	—	7
Participant contribution	4	2	—	6
Due from broker	171	—	—	171
Total receivables	137,022	9	—	137,031

Total assets	8,032,605	8,732,167	161,062	16,925,834

Liabilities

Due to broker	393	—	—	393
Interest payable	—	—	1,550	1,550
ESOP notes payable	—	—	42,303	42,303

Total liabilities	393	—	43,853	44,246

Net assets available for benefits	$8,032,212	$8,732,167	$117,209	$16,881,588

The accompanying notes are an integral part of these financial statements.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED DECEMBER 31, 2013
(thousands of dollars)
	Participant	Non-Participant Directed
	Directed	Allocated	Unallocated	Total

Additions

Contributions:
Employer contributions	$—	$301,785	$7,536	$309,321
Participant contributions	256,317	108,637	—	364,954
Participant rollovers	104,424	18,675	—	123,099
Total contributions	360,741	429,097	7,536	797,374

Investment income
Net appreciation in fair value
of investments	1,257,027	1,354,362	14,980	2,626,369
Dividends	230,174	310,850	2,162	543,186
Interest	11,983	—	—	11,983
Total investment income	1,499,184	1,665,212	17,142	3,181,538

Interest on notes receivable
from participants	4,478	—	—	4,478

Total additions	1,864,403	2,094,309	24,678	3,983,390

Deductions

Interest expense	—	—	1,669	1,669
Distribution to participants	636,664	546,256	—	1,182,920
Administrative fees	3,394	817	—	4,211

Total deductions	640,058	547,073	1,669	1,188,800

Interfund transfers	305,962	(305,962)	—	—

Intra-plan transfers	—	—	(140,218)	(140,218)

Net increase (decrease)	1,530,307	1,241,274	(117,209)	2,654,372

Net assets available for benefits:
Beginning of year	8,032,212	8,732,167	117,209	16,881,588
End of year	$9,562,519	$9,973,441	$—	$19,535,960

The accompanying notes are an integral part of these financial statements.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED DECEMBER 31, 2012
(thousands of dollars)
	Participant	Non-Participant Directed
	Directed	Allocated	Unallocated	Total

Additions

Contributions:
Employer contributions	$68	$284,354	$2,000	$286,422
Participant contributions	239,327	100,932	—	340,259
Participant rollovers	50,332	16,746	—	67,078
Total contributions	289,727	402,032	2,000	693,759

Investment income
Net appreciation (depreciation)
in fair value of investments	560,059	178,431	(527)	737,963
Dividends	175,380	286,046	5,542	466,968
Interest	6,852	—	4	6,856
Total investment income	742,291	464,477	5,019	1,211,787

Interest on notes receivable
from participants	4,832	—	—	4,832

Total additions	1,036,850	866,509	7,019	1,910,378

Deductions

Interest expense	—	—	3,100	3,100
Distribution to participants	597,784	520,287	—	1,118,071
Administrative fees	2,621	647	—	3,268

Total deductions	600,405	520,934	3,100	1,124,439

Interfund transfers	357,649	(357,649)	—	—

Intra-plan transfers	—	—	(42,762)	(42,762)

Net increase (decrease)	794,094	(12,074)	(38,843)	743,177

Transfer of plan assets to
Atlas Energy Inc.
Investment Savings Plan	(24)	—	—	(24)
Net assets available for benefits:
Beginning of year	7,238,142	8,744,241	156,052	16,138,435
End of year	$8,032,212	$8,732,167	$117,209	$16,881,588

The accompanying notes are an integral part of these financial statements.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

NOTE 1 - Description of the Plan

The following description of the Chevron Employee Savings Investment Plan (ESIP or the Plan), provides only general information. Participants should refer to the Plan document or Summary Plan Description for a more complete description of the Plan’s provisions.

The Plan is a defined contribution plan that is intended to be a qualified profit-sharing plan under section 401(a) of the Internal Revenue Code (the Code), a qualified cash or deferred arrangement under section 401(k) of the Code, and, effective December 1, 1989, to include a leveraged Employee Stock Ownership Plan (ESOP) qualified under section 4975(e)(7) of the Code.

Plan Sponsor/Administrator. Chevron Corporation (Chevron or the Corporation) is the Plan Sponsor and the Plan Administrator of the ESIP. It has the authority to appoint one or more trustees to hold the assets of the Plan and to appoint a recordkeeper. In its capacity as fiduciary, the Corporation makes such rules, regulations and computations and takes whatever action is necessary to administer the Plan in accordance with provisions of the Code and the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

Eligibility. Employees of the Corporation and each other participating company (Company) or employees who are represented by a labor organization that has bargained for and agreed to participation in the Plan are eligible to join the Plan if they are on the U.S. payroll.

Contributions. Participants may contribute up to 75 percent of regular pay as combined basic (1 or 2 percent) and supplemental (up to 73 percent) contributions. For 2013 and 2012, the maximum contribution amount on a before-tax and Roth 401(k) basis was the annual IRC limit of $17,500 and $17,000, respectively, for participants under age 50 and $23,000 and $22,500, respectively, for participants age 50 and up. The Plan has a fixed match feature. The Company will match 4 percent of regular pay on the first 1 percent of the participant’s basic contribution to the Plan or 8 percent of regular pay on the first 2 percent of the participant’s basic contribution to the Plan. Both participant and company match contributions to the Plan ceased when a participant reached regular pay of $255,000 and $250,000 for years 2013 and 2012, respectively.

The Company matching contribution is made in Chevron stock to participants’ Leveraged ESOP or Chevron Stock accounts. Thereafter, in accordance with such procedures as the Corporation shall prescribe, a participant may elect to transfer the Chevron stock from the Company matching contribution to other investment funds, according to the Plan’s exchange rules. Participants may elect to receive dividends on shares in their Leveraged ESOP and Chevron Stock accounts as a taxable distribution, or reinvest the dividends into their account. Dividends on Leveraged ESOP shares that remained in the Plan were reinvested into the participants’ ESOP accounts or into their Chevron Stock accounts.

NOTE 1 - Description of the Plan (Continued)

Vesting. Employees are always fully vested in all contributions to their accounts, as well as the investment income earned from all contributions to the Plan.

Participant Accounts. Contributions are invested in funds within a number of Plan accounts. Employee contributions are comprised of basic and supplemental contributions and rollover contributions from other qualified retirement plans or from a rollover IRA, on a pre-tax, after-tax, or Roth 401(k) basis.

Trustee. Vanguard Fiduciary Trust Company (Vanguard) is the trustee of the Plan. Vanguard is also the Plan’s recordkeeper. The trustee has the authority to manage the assets of the Plan in accordance with its terms and those of the trust agreement. On May 30, 2012, the Corporation and Vanguard entered into a sub-trust agreement with State Street Bank and Trust Company (State Street) to perform custodial and administrative functions for the Dodge & Cox Income Separate Account (Separate Account).

Leveraged ESOP. In December 1989, the ESOP borrowed a total of $1 billion from several banks and used the proceeds of the loans to purchase 14.1 million shares of the Corporation’s Common Stock from the Corporation. In October 1991, these loans were completely refinanced by the ESOP’s issuance to the public of registered debt securities. In July 1999, the outstanding ESOP loan was completely refinanced extending the ESOP term through the year 2016. Subsequently, accelerated principal payments were made, reducing the loan payment period to end by the year 2013. The rate on the ESOP loan was fixed at 7.327% per year.

The ESOP loan was guaranteed by the Corporation and repaid using dividends paid on the shares acquired by the ESOP and Company contributions. To enforce the ESOP’s obligation to pay holders of the registered debt securities, the holders have no recourse against the assets of the ESOP except that, to the extent permitted by the Code and ERISA, the holders had rights to any cash contributions made by the participating companies to satisfy the ESOP’s obligations under the registered debt securities and to any earnings attributable to the investment of such contributions. In light of the limited recourse that holders of the registered debt securities have against the ESOP, purchasers of the registered debt securities were cautioned to rely solely upon the creditworthiness of the Corporation and its obligations under its guarantee of the ESOP loan. Unallocated ESOP shares were held in a suspense account and secured the Corporation’s guarantee of the ESOP loan. As payments of principal and interest were made on the ESOP loan, shares were released from the suspense account. These released shares were valued at the then current market price for allocation to participants who elected to contribute 1 or 2 percent of their regular pay to the Plan. The ESOP loan was redeemed on July 1, 2013 and all ESOP shares held in the suspense account were released by the end of 2013. As a result, all Company matching contributions with ESOP shares has been discontinued. The estimated fair market value of the notes outstanding as of December 31, 2013 and 2012 was $0 and $46,060,609, respectively.

NOTE 1 - Description of the Plan (Continued)

Notes Receivable from Participants. The Plan loan provision allows participants to borrow funds from their Plan account, subject to certain restrictions and limitations. Participants may borrow up to the lesser of $50,000 or 50% of their total vested account balance or the value of the account(s) used to fund the loan. The minimum loan is $1,000. The minimum term for repayment of any loan is 6 months and the maximum term is 5 years. However, the maximum term for repayment of a loan to purchase the participant’s principal residence is 25 years. Loans bear a fixed rate of interest equal to 2 percent plus the average one-year jumbo certificate of deposit rate, as published in The Wall Street Journal on the last Wednesday of the preceding month. Interest rates charged during 2013 and 2012 ranged from 2.86% to 12.00%. Most loan repayments are made through payroll deductions and the principal and interest paid by the participants are reinvested in the participants’ accounts. Notes receivable from participants totaled $143,105,100 and $136,847,140 as of December 31, 2013 and 2012, respectively.

Plan Termination. The Corporation expects to continue the ESIP indefinitely, but has the authority to amend or terminate the ESIP at any time. In the event of a plan termination, the trust fund shall continue until any previously unallocated assets of the Plan are allocated to accounts and distributed to participants or beneficiaries in accordance with applicable law and pursuant to written rules and procedures adopted by the Corporation prior to such termination. In addition, upon plan termination, neither the Corporation nor any other person shall have a liability or obligation to provide additional benefits. Participants or beneficiaries shall obtain benefits solely from the trust fund.

Plan Expenses. Effective January 2012, in accordance with the Department of Labor’s (DOL) rules under ERISA section 408(b)(2), total all-in fees are disclosed by the service provider. In accordance with these DOL rules, beginning plan year 2012, recordkeeping and trustee fees are unbundled and paid by the participants. Other administrative expenses relating to the Plan, including audit fees and participant education retirement services are paid by the Plan to the extent Plan forfeiture funds are sufficient. If not, such fees are paid by the Corporation. Certain Chevron employee and administrative costs are being reimbursed to the Corporation by the Plan.

NOTE 2 - Summary of Significant Accounting Policies

The following are the significant accounting policies followed by the Plan:

Basis of Accounting. The financial statements of the ESIP are presented on the accrual basis of accounting.

NOTE 2 - Summary of Significant Accounting Policies (Continued)

Investment Valuation and Income Recognition. Investments are reported at fair value, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Investments in the core and supplemental options are valued on each business day on which the New York Stock Exchange is open for trading to reflect contributions, distributions, income, expenses, gains and losses. The difference between cost and market value represents unrealized appreciation or depreciation as of the reporting date. The valuation of the underlying securities in the Vanguard Brokerage Option and Separate Account is determined daily by Vanguard Brokerage Service and State Street, respectively. ESOP shares released from the suspense account are allocated based on the then-current market value.

Net appreciation (depreciation) in fair value of investments includes realized gains (losses) and unrealized appreciation (depreciation). Realized gains (losses) on investments are based on sales proceeds less average cost. Sales and purchases between participants are included in realized gains (losses). Security purchases and sales are recorded as of the trade date for such transactions.

Dividend income earned on investments held, and interest income earned on funds pending investments are recorded on an accrual basis.

Notes Receivable from Participants. Notes receivable from participants are measured at their unpaid principal balance plus any accrued but unpaid interest. Delinquent notes receivable from participants are reclassified as distributions based upon the terms of the Plan document.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications. Certain amounts in the prior year financial statements and notes have been reclassified to conform to current year presentation.

NOTE 3 - Fair Value Measurements

Accounting Standards Codification 820, Fair Value Measurement, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).
The three levels of the fair value hierarchy are described below:

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access.

Level 2:	Inputs to the valuation methodology include:
Quoted prices for similar assets or liabilities in active markets;
Quoted prices for identical or similar assets or liabilities in inactive markets;
Inputs other than quoted prices that are observable for the asset or liability; and
Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value. There have been no changes in the methodologies used at December 31, 2013 and 2012.

•	Common stocks and debt instruments are valued at the closing price reported on the active market on which the individual securities are traded.

•	Shares of registered investment companies are valued at the net asset value of shares held by the Plan at year end.

•
The Separate Account is stated at fair value as determined by the issuers based on the unit value of the Separate Account. Unit value is determined by dividing the Separate Account’s net assets, which represent the unadjusted prices in active markets of the underlying investments, by the number of units outstanding at the valuation date. While not publicly traded, the Separate Account comprised primarily of underlying securities represented by a variety of asset classes (i.e., cash equivalents, corporate bonds, mortgages, U.S. government and asset-backed securities) that are publicly traded on exchanges or over-the-counter, and price quotes for the assets held by the Separate Account are readily observable and available.

NOTE 3 - Fair Value Measurements (Continued)

•
Collective investment funds are stated at fair value as determined by the issuers based on the unit values of the funds. Unit values are determined by dividing the fund’s net assets, which represents the unadjusted prices in active markets of the underlying investments, by the number of units outstanding at the valuation date.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Plan believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The following tables set forth by level, within the fair value hierarchy, the Plan’s investments at fair value as of December 31, 2013 and 2012:

	Investments at Fair Value (in thousands) as of December 31, 2013
	Level 1	Level 2	Level 3	Total
Common Stocks	$9,973,436	$—	$—	$9,973,436
Registered investment companies	8,781,841	—	—	8,781,841
Vanguard Brokerage Option	265,547	—	—	265,547
Collective investment funds	—	114,172	—	114,172
Separate Account:	—		—	—
Corporate bonds	—	118,219	—	118,219
Mortgages	—	93,891	—	93,891
U.S. government securities	—	31,676	—	31,676
Asset-backed securities	—	6,393	—	6,393
Cash equivalents	—	7,013	—	7,013
Receivables	—	1,349	—	1,349
Liabilities	—	(140)	—	(140)
Total Separate Account	—	258,401	—	258,401
Total investments, at fair value	$19,020,824	$372,573	$—	$19,393,397

NOTE 3 - Fair Value Measurements (Continued)

	Investments at Fair Value (in thousands) as of December 31, 2012
	Level 1	Level 2	Level 3	Total
Common Stocks	$8,871,860	$—	$—	$8,871,860
Registered investment companies	7,395,531	—	—	7,395,531
Vanguard Brokerage Option	216,111	—	—	216,111
Separate Account:	—		—	—
Corporate bonds	—	128,960	—	128,960
Mortgages	—	80,592	—	80,592
U.S. government securities	—	57,218	—	57,218
Asset-backed securities	—	6,673	—	6,673
Cash equivalents	—	8,086	—	8,086
Receivables	—	2,559	—	2,559
Liabilities	—	(147)	—	(147)
Total Separate Account	—	283,941	—	283,941
Cash Equivalents	$21,360			21,360
Total investments, at fair value	$16,504,862	$283,941	$—	16,788,803

NOTE 4 - Investments

At December 31, 2013 and 2012, the following broad range of investment options is available to participants:

Tier 1: Target Retirement Trusts

Fund Name	Fund Type
Vanguard Target Retirement Income Trust
Vanguard Target Retirement 2010 Trust
Vanguard Target Retirement 2015 Trust
Vanguard Target Retirement 2020 Trust
Vanguard Target Retirement 2025 Trust
Vanguard Target Retirement 2030 Trust
Vanguard Target Retirement 2035 Trust
Vanguard Target Retirement 2040 Trust
Vanguard Target Retirement 2045 Trust
Vanguard Target Retirement 2050 Trust
Vanguard Target Retirement 2055 Trust
Vanguard Target Retirement 2060 Trust
Balanced Balanced Balanced Balanced Balanced Balanced Balanced Balanced Balanced Balanced Balanced Balanced

NOTE 4 - Investments (Continued)

Tier 2: Core Funds

Fund Name	Fund Type
Chevron Leveraged ESOP Fund	Company stock
Chevron Corporation Common Stock Fund	Company stock
Vanguard Prime Money Market Fund	Money market
Vanguard Total Bond Market Index Fund	Fixed income
Vanguard Short-Term Bond Index Fund	Fixed income
Vanguard Balanced Index Fund	Balanced
Vanguard Institutional Index Fund	Large-cap stock
Vanguard Institutional Total Stock Market Index Fund	Growth and income stock
Vanguard Extended Market Index Fund	Small & mid-cap growth stock
Vanguard Developed Markets Index Fund SSgA U.S. Inflation Protected Bond Index Fund Vanguard Total World Stock Index Fund	International stock Fixed income International stock
Tier 3: Supplemental Funds

Fund Name	Fund Type
Dodge & Cox Income Separate Account	Fixed income
Vanguard Windsor II Fund	Large-cap value stock
Vanguard PRIMECAP Fund	Large-cap growth stock
Artisan Small Cap Value Fund	Small-cap value stock
Artisan Mid Cap Fund	Mid-cap growth stock
Neuberger Berman Genesis Fund	Small-cap blend stock
American Funds EuroPacific Growth Fund	International stock

Tier 4: Vanguard Brokerage Option (VBO)

Through the Vanguard Brokerage Services, a participant may choose from approximately 6,000 mutual funds from Vanguard and other companies that are not included in the core or supplemental funds. There is a $50 annual fee charged to participants who use this option that is paid directly to Vanguard. Within each fund offered in the VBO additional fees may be charged, either accrued within a fund’s pooled price or charged directly on deposits or withdrawals depending upon the fund.

Effective April 1, 2013, Vanguard Target Retirement Trusts, SSgA U.S. Inflation Protected Bond Index Fund, and Vanguard Total World Stock Index Fund were added as investment options in the Plan. In addition, exchange-traded funds were added as new investment options under the VBO.

NOTE 4 - Investments (Continued)

Effective April 1, 2012, the following changes were made to the investment options in the Plan. Share classes were changed for Vanguard Total Bond Market Index Fund, Vanguard Institutional Index Fund, Vanguard Total Stock Market Index Fund and Vanguard Extended Market Index Fund (from Institutional to Institutional Plus); Vanguard Prime Money Market Fund (from Investor to Institutional); Vanguard Developed Markets Index Fund (from Investor to Institutional Plus); Vanguard Windsor II Fund and Vanguard PRIMECAP Fund (from Investor to Admiral). Vanguard GNMA Fund Investor shares were replaced with Vanguard Short-Term Bond Index Fund Institutional Plus shares. The BlackRock Small Cap Growth Fund was removed and fund balances were moved to Neuberger Berman Genesis Institutional shares.

The following table presents the investments that represent 5% or more of the Plan's net assets available for benefits as of December 31, 2013 and 2012.

	2013		2012
	Participant Directed	Non-Participant Directed	Participant Directed	Non-Participant Directed
	(thousands of dollars)		(thousands of dollars)
Chevron Corporation Common Stock	$—	$9,973,436	$—	$8,871,860
Vanguard Total Bond Market Index Bond Fund	1,041,743	—	1,211,290	—
Vanguard Money Market Fund	1,142,279	—	1,168,386	21,360
Vanguard Institutional Index Fund	1,533,420	—	1,179,010	—

The Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in fair value as follows for the years ended December 31, 2013 and 2012:

	2013		2012
	Participant Directed	Non-Participant Directed	Participant Directed	Non-Participant Directed
	(thousands of dollars)		(thousands of dollars)
Common stocks	$5	$1,369,410	$(173)	$177,904
Registered investment companies	1,260,716	(68)	556,408	—
Collective investment fund	6,448	—	—	—
Separate Account:		—
Corporate Bonds	(5,087)		5,107	—
Mortgages	(3,631)		(2,294)	—
U.S. government securities	(1,266)		925	—
Asset-backed securities	(158)		86	—
Total Separate Account	(10,142)	—	3,824	—
Net appreciation in fair values of investments	$1,257,027	$1,369,342	$560,059	$177,904

NOTE 5 - Intra-Plan Transfers

During a Plan year, as payments of principal and interest are made on the ESOP loan, shares are released from the ESOP suspense account and are transferred to the Leveraged ESOP account and are available for benefits. These transfers represent a portion of the employer contribution and reimbursement for the cash dividends paid by the Corporation to those members holding ESOP shares that were used to service the ESOP loan.

NOTE 6 - Income Taxes

The Plan received a determination letter dated October 23, 2013 from the Internal Revenue Service (IRS) stating that the Plan is qualified with the applicable requirements of the Code. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Corporation indicated that it will take the necessary steps, if any, to maintain the Plan’s qualified status.

U.S. GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain tax position that would not meet the more likely than not standard and be-sustained upon examination by the IRS.  The Plan administrator has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2013, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions. The Plan administrator believes it is no longer subject to income tax examinations for years prior to 2010.

NOTE 7 - Risks and Uncertainties

The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes, both positive and negative, in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statements of net assets available for benefits.

NOTE 8 - Related Party Transactions

Certain Plan investments consist of shares of common stock of the Corporation and shares of registered investment companies and collective investment fund managed by Vanguard and State Street, respectively. Transactions with the Corporation as the Plan sponsor and Plan administrator, Vanguard, as the trustee and recordkeeper, and State Street as subtrustee qualify as party-in-interest transactions.

NOTE 9 - Subsequent Events

The Plan’s financial statements have been evaluated for subsequent events or transactions.  The Corporation has determined that there are no subsequent events or transactions that require adjustments to or disclosures in the financial statements.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
December 31, 2013
(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
		Description of Investment Including
	Identity of Issue, Borrower,	Maturity Date, Rate of Interest,	Number of
	Lessor, or Similar Party	Collateral, Par, or Maturity Value	Shares / Units	Cost	Current Value

	COMMON STOCK
*	Chevron Corporation	Common Stock	79,863,387	$4,239,314	$9,973,436

	TOTAL COMMON STOCK				9,973,436

	REGISTERED INVESTMENT COMPANIES
*	Vanguard Institutional Index Fund		9,058,482	1,190,282	1,533,420
*	Vanguard Prime Money Market Fund		1,142,279,337	1,142,279	1,142,279
*	Vanguard Total Bond Market Index Fund		98,649,883	1,079,985	1,041,743
*	Vanguard PRIMECAP Fund		8,325,260	615,198	796,977
*	Vanguard Developed Markets Index Fund		5,750,334	575,599	687,338
*	Vanguard Windsor II Fund		9,260,789	487,492	604,174
*	Vanguard Extended Market Index Fund		3,753,545	433,133	581,199
*	Vanguard Total Stock Market Index Fund		13,644,221	451,141	577,423
*	Vanguard Balanced Index Fund		19,388,021	422,264	533,558
*	Vanguard Short-Term Bond Fund Index		24,378,036	258,422	255,726
*	Vanguard World Stock Fund		193,401	21,700	23,367
	Neuberger Berman Genesis Fund		5,208,396	248,205	322,400
	American Funds EuroPacific Growth Fund		5,707,463	228,255	279,837
	Artisan Mid Cap Fund		4,496,955	161,456	214,145
	Artisan Small Cap Value Fund		9,987,050	159,647	188,255

	TOTAL REGISTERED INVESTMENT COMPANIES				8,781,841

*	VANGUARD BROKERAGE OPTION			228,824	265,547

	COLLECTIVE INVESTMENT FUNDS
*	Vanguard Target Date Retirement Trust I		175,286	7,277	7,443
*	Vanguard Target Date Retirement Trust 2010		176,254	6,884	7,175
*	Vanguard Target Date Retirement Trust 2015		491,492	19,113	20,033
*	Vanguard Target Date Retirement Trust 2020		598,615	22,898	24,370
*	Vanguard Target Date Retirement Trust 2025		410,892	15,417	16,501
*	Vanguard Target Date Retirement Trust 2030		205,471	7,692	8,188

* party-in-interest as defined by ERISA

*	Vanguard Target Date Retirement Trust 2035		146,680	$5,401	$5,876
*	Vanguard Target Date Retirement Trust 2040		229,211	8,492	9,340
*	Vanguard Target Date Retirement Trust 2045		88,834	3,322	3,609
*	Vanguard Target Date Retirement Trust 2050		56,205	2,102	2,298
*	Vanguard Target Date Retirement Trust 2055		12,853	607	641
*	Vanguard Target Date Retirement Trust 2060		17,744	431	465
*	SSgA U.S. Inflation Protected Bond Index Fund		657,412	8,716	8,233

	TOTAL COLLECTIVE INVESTMENT FUNDS				114,172

	SEPARATE ACCOUNT
	Corporate bonds
	21st Century Fox America Company	Guaranty 02/41 6.150%	295,000	336	329
	22nd Century Fox America Company	Guaranty 3/37 6.150%	290,000	325	319
	23rd Century Fox America Company	Guaranty 11/37 6.650%	80,000	93	93
	24th Century Fox America Company	Guaranty 12/34 6.200%	70,000	78	77
	25th Century Fox America Company	Guaranty 12/35 6.400%	285,000	321	324
	American Intl Group	Sr Unsecured 09/14 4.250%	430,000	445	441
	AT&T Corp Company	Guaranty 11/31 8.000%	1,550,000	2,289	2,063
	AT&T Inc	Sr Unsecured 09/40 5.350%	85,000	96	84
	BAC Capital Trust XI	Limited Guaranty 05/36 6.625%	2,470,000	2,736	2,654
	Bank of America Corp	Sr Unsecured 06/19 7.625%	2,525,000	2,890	3,132
	Bank One Capital III	Limited Guaranty 09/30 8.750%	450,000	619	577
	BNSF Railway Co	2007 1 P Pass Thru Ce 04/24 5.996%	498,979	585	550
	Boston Properties LP	Sr Unsecured 02/23 3.850%	250,000	249	244
	Boston Properties LP	Sr Unsecured 02/24 3.800%	375,000	374	360
	Boston Properties LP	Sr Unsecured 05/21 4.125%	955,000	1,034	976
	Boston Properties LP	Sr Unsecured 10/19 5.875%	475,000	546	545
	Boston Properties LP	Sr Unsecured 11/18 3.700%	280,000	293	295
	Boston Properties LP	Sr Unsecured 11/20 5.625%	545,000	634	613
	Boston Scientific Corp	Sr Unsecured 01/20 6.000%	150,000	177	172
	Boston Scientific Corp	Sr Unsecured 06/16 6.400%	1,085,000	1,253	1,210
	Boston Scientific Corp	Sr Unsecured 11/15 6.250%	145,000	161	158
	Burlingtn No	SF 06 1 Tr Pass Thru Ce 01/24 5.720%	184,770	217	206
	Burlingtn No	SF 06 2 Tr Pass Thru Ce 04/24 5.629%	262,174	306	290
	Burlingtn No	SF 99 2 Tr Pass Thru Ce 01/21 7.570%	143,597	172	165
	Burlingtn North Santa Fe	Sr Unsecured 09/22 3.050%	575,000	576	539
	Burlingtn North Santa Fe	Sr Unsecured 09/23 3.850%	875,000	872	861
	Burlingtn North Santa Fe	Sr Unsecured 10/19 4.700%	750,000	857	823
	Capital One Financial Co	Sr Unsecured 06/23 3.500%	1,545,000	1,546	1,450
	Capital One Financial Co	Sr Unsecured 07/21 4.750%	1,250,000	1,352	1,329
	Cemex Sab De Cv	Sr Secured 144A 12/19 6.500%	1,375,000	1,375	1,420
	Cigna Corp	Sr Unsecured 01/33 VAR	260,000	339	314
	Cigna Corp	Sr Unsecured 02/42 5.375%	190,000	202	198
	Cigna Corp	Sr Unsecured 03/23 7.650%	270,000	344	326
	Cigna Corp	Sr Unsecured 05/19 8.500%	740,000	960	945

* party-in-interest as defined by ERISA

Cigna Corp	Sr Unsecured 05/27 7.875%	290,000	$385	$361
Cigna Corp	Sr Unsecured 11/36 6.150%	840,000	992	947
Citigroup Capital XIII	Junior Subordinate Debt	97,850	2,616	2,666
Citigroup Inc	Sr Unsecured 05/18 VAR	1,080,000	1,016	1,125
Citigroup Inc	Subordinated 07/22 4.050%	705,000	718	697
Comcast Corp Company	Guaranty 02/18 5.875%	680,000	801	780
Comcast Corp Company	Guaranty 03/37 6.450%	30,000	37	35
Comcast Corp Company	Guaranty 05/18 5.700%	25,000	29	29
Comcast Corp Company	Guaranty 05/38 6.400%	120,000	146	139
Comcast Corp Company	Guaranty 08/37 6.950%	375,000	479	461
Cox Communications Inc	Sr Unsecured 144A 01/19 9.375%	1,400,000	1,893	1,761
Cox Communications Inc	Sr Unsecured 144A 06/23 2.950%	525,000	523	459
Cox Communications Inc	Sr Unsecured 144A 12/16 5.875%	760,000	877	846
Cox Communications Inc	Sr Unsecured 144A 12/22 3.250%	1,575,000	1,467	1,425
CSX Transportation Inc	Secured 01/23 6.251%	169,157	202	196
CSX Transportation Inc	Sr Unsecured 06/20 9.750%	100,000	142	134
Dillards Inc	Sr Unsecured 05/27 7.750%	125,000	121	133
Dillards Inc	Sr Unsecured 07/26 7.750%	210,000	207	223
Dillards Inc	Sr Unsecured 08/18 7.130%	230,000	241	260
Dillards Inc	Sr Unsecured 12/28 7.000%	280,000	265	286
Dow Chemical Co/The	Sr Unsecured 05/19 8.550%	1,260,000	1,663	1,627
Dow Chemical Co/The	Sr Unsecured 05/39 9.400%	1,225,000	1,901	1,830
Dow Chemical Co/The	Sr Unsecured 11/29 7.375%	480,000	636	617
Eaton Corp Company	Guaranty 11/17 1.500%	250,000	250	245
Eaton Corp Company	Guaranty 11/22 2.750%	650,000	648	606
Enel Finance Intl Nv Company	Guaranty 144A 09/37 6.800%	675,000	718	700
Enel Finance Intl Nv Company	Guaranty 144A 10/39 6.000%	700,000	671	671
Enel Spa	Subordinated 144A 09/73 VAR	350,000	347	380
ERP Operating LP	Sr Unsecured 04/23 3.000%	625,000	619	571
ERP Operating LP	Sr Unsecured 12/21 4.625%	750,000	819	791
Export Import Bk Korea	Sr Unsecured 01/17 4.000%	1,460,000	1,529	1,547
FedEx Corp	1998 Pass Tst Pass Thru Ce 07/23 6.720%	173,923	206	203
FedEx Corp Company	Guaranty 01/19 8.000%	180,000	239	224
Ford Motor Credit Co LLC	Sr Unsecured 01/20 8.125%	300,000	378	375
Ford Motor Credit Co LLC	Sr Unsecured 02/21 5.750%	2,315,000	2,603	2,593
Ford Motor Credit Co LLC	Sr Unsecured 08/21 5.875%	500,000	554	567
Ford Motor Credit Co LLC	Sr Unsecured 08/23 4.375%	775,000	768	779
Ford Motor Credit Co LLC	Sr Unsecured 09/22 4.250%	525,000	520	527
General Elec Cap Corp	Sr Unsecured 01/20 5.500%	1,755,000	2,004	2,010
General Elec Cap Corp	Sr Unsecured 01/21 4.625%	160,000	174	174
General Elec Cap Corp	Sr Unsecured 09/20 4.375%	910,000	986	986
General Elec Cap Corp	Sr Unsecured 10/21 4.650%	285,000	312	310
HCA Inc	Sr Unsecured 01/15 6.375%	915,000	981	961
HCA Inc	Sr Unsecured 02/16 6.500%	2,555,000	2,725	2,795
Health Net Inc	Sr Unsecured 06/17 6.375%	815,000	831	878
Hewlett Packard Co	Sr Unsecured 12/16 3.300%	895,000	923	937

* party-in-interest as defined by ERISA

Hsbc Holdings Plc	Sr Unsecured 04/21 5.100%	515,000	$570	$572
Hsbc Holdings	Plc Subordinated 05/36 6.500%	1,560,000	1,731	1,848
Hsbc Holdings	Plc Subordinated 09/37 6.500%	1,060,000	1,178	1,254
JPMorgan Chase & Co	Sr Unsecured 03/20 4.950%	270,000	301	299
JPMorgan Chase & Co	Subordinated 05/23 3.375%	525,000	522	489
Lafarge Sa	Sr Unsecured 07/16 6.500%	1,505,000	1,613	1,663
Lafarge Sa	Sr Unsecured 144A 07/15 6.200%	1,665,000	1,767	1,765
Legg Mason Inc	Sr Unsecured 05/19 5.500%	1,485,000	1,506	1,624
Liberty Interactive LLC	Sr Unsecured 02/30 8.250%	285,000	292	304
Liberty Interactive LLC	Sr Unsecured 07/29 8.500%	115,000	118	124
Macys Retail Hldgs Inc Company	Guaranty 01/32 6.900%	520,000	627	595
Macys Retail Hldgs Inc Company	Guaranty 02/28 7.000%	255,000	304	289
Macys Retail Hldgs Inc Company	Guaranty 03/37 6.375%	730,000	891	815
Macys Retail Hldgs Inc Company	Guaranty 04/29 6.900%	490,000	576	556
Macys Retail Hldgs Inc Company	Guaranty 07/24 6.650%	390,000	468	451
Macys Retail Hldgs Inc Company	Guaranty 07/34 6.700%	835,000	1,005	950
Macys Retail Hldgs Inc Company	Guaranty 09/28 6.700%	220,000	252	243
Myriad Int Holdings Bv Company	Guaranty 144A 07/20 6.000%	1,025,000	1,029	1,097
Nordstrom Inc	Sr Unsecured 01/18 6.250%	160,000	194	185
Nordstrom Inc	Sr Unsecured 03/28 6.950%	125,000	164	151
Norfolk Southern Corp	Sr Unsecured 05/17 7.700%	285,000	362	338
Norfolk Southern Railway	Sr Unsecured 06/20 9.750%	135,000	197	184
Petrobras Global Finance Company	Guaranty 05/23 4.375%	1,525,000	1,521	1,359
Petrobras Intl Fin Co Company	Guaranty 01/20 5.750%	290,000	316	298
Petrobras Intl Fin Co Company	Guaranty 01/21 5.375%	2,330,000	2,539	2,312
Provident Companies Inc	Sr Unsecured 03/28 7.250%	245,000	277	282
Reed Elsevier Capital Company	Guaranty 01/19 8.625%00	275,000	350	345
Reed Elsevier Capital Company	Guaranty 10/22 3.125%	1,240,000	1,145	1,147
Royal Bk of Scotland Plc Bank	Guaranty 01/21 6.125%	20,000	21	23
Royal Bk of Scotland Plc Bank	Guaranty 03/16 4.375%	570,000	574	608
Royal Bk of Scotland Plc Bank	Guaranty 08/20 5.625%	505,000	520	565
Royal Bk Scotlnd Grp	Plc Subordinated 12/22 6.125%	2,250,000	2,216	2,300
Royal Bk Scotlnd Grp	Plc Subordinated 12/23 6.000%	275,000	273	277
SLM Corp	Sr Unsecured 01/16 6.250%	750,000	827	810
SLM Corp	Sr Unsecured 01/17 6.000%	1,075,000	1,055	1,164
SLM Corp	Sr Unsecured 09/15 3.875%	700,000	722	724
Sprint Communications	Sr Unsecured 12/16 6.000%	1,175,000	1,075	1,282
Telecom Italia Capital Company	Guaranty 06/18 6.999%	1,135,000	1,270	1,257
Telecom Italia Capital Company	Guaranty 06/19 7.175%	1,400,000	1,489	1,572
Telecom Italia Capital Company	Guaranty 07/36 7.200%	425,000	399	409
Time Warner Cable Inc Company	Guaranty 02/19 8.750%	810,000	1,071	966
Time Warner Cable Inc Company	Guaranty 02/20 5.000%	80,000	89	81
Time Warner Cable Inc Company	Guaranty 04/19 8.250%	2,485,000	3,184	2,911
Time Warner Cable Inc Company	Guaranty 05/37 6.550%	700,000	668	648
Time Warner Cable Inc Company	Guaranty 06/39 6.750%	725,000	681	683
Time Warner Cable Inc Company	Guaranty 09/21 4.000%	235,000	254	218

* party-in-interest as defined by ERISA

Time Warner Inc Company	Guaranty 04/31 7.625%	1,810,000	$2,345	$2,291
Time Warner Inc Company	Guaranty 05/32 7.700%	1,530,000	2,016	1,964
Union Pacific Corp	Sr Unsecured 07/22 4.163%	245,000	274	252
Union Pacific Corp	Sr Unsecured 144A 02/24 3.646%	425,000	465	411
Union Pacific RR Co	07 3 Pass Thru Ce 01/31 6.176%	352,743	422	392
UNP RR Co	2002 Pass Trst Pass Thru Ce 01/23 6.061%	95,490	107	105
UNP RR Co	2006 Pass Trst Pass Thru Ce 07/30 5.866%	475,919	555	548
Unum Group	Sr Unsecured 02/28 7.190%	110,000	120	118
Unum Group	Sr Unsecured 12/28 6.750%	75,000	82	83
Verizon Communications	Sr Unsecured 09/23 5.150%	3,000,000	3,018	3,221
Verizon Communications	Sr Unsecured 09/43 6.550%	2,000,000	2,032	2,340
Vulcan Materials Co	Sr Unsecured 06/21 7.500%	1,490,000	1,675	1,699
Vulcan Materials Co	Sr Unsecured 12/16 6.500%	335,000	343	375
Wellpoint Inc	Sr Unsecured 02/19 7.000%	685,000	863	813
Wellpoint Inc	Sr Unsecured 06/17 5.875%	160,000	189	180
Xerox Corporation	Sr Unsecured 02/17 6.750%	620,000	725	704
Xerox Corporation	Sr Unsecured 04/16 7.200%	250,000	290	280
Xerox Corporation	Sr Unsecured 05/18 6.350%	1,060,000	1,243	1,211
Xerox Corporation	Sr Unsecured 05/21 4.500%	1,470,000	1,540	1,513
Xerox Corporation	Sr Unsecured 12/19 5.625%	665,000	754	733

Total corporate bonds				118,219

Mortgages
Fannie Mae	Fnr 2008 24 GD	49,390	54	54
Fannie Mae	Fnr 2009 40 TB	136,455	153	150
Fannie Mae	Fnr 2009 53 QM	67,174	73	73
Fannie Mae	Fnr 2010 123 WT	880,269	999	979
Fannie Mae	Fnr 2013 101 CF	2,170,789	2,169	2,172
Fannie Mae	Fnr 2013 15 FA	1,805,119	1,806	1,784
Fannie Mae	Fnr 2013 26 FE	1,783,741	1,785	1,765
Fannie Mae	Fnr 2013 6 FL	3,323,277	3,333	3,304
Fannie Mae Whole Loan	Fnw 2003 W2 1A2	108,455	124	124
Fannie Mae Whole Loan	Fnw 2004 W2 5A	109,719	128	128
Fannie Mae Whole Loan	Fnw 2004 W8 3A	74,834	88	87
Fannie Mae Whole Loan	Fnw 2005 W1 1A3	90,339	107	103
Fannie Mae Whole Loan	Fnw 2007 W10 1A	281,704	319	316
Fannie Mae Whole Loan	Fnw 2007 W10 2A	82,533	93	93
Freddie Mac	Fhr 3312 AB	70,177	79	78
Freddie Mac	Fhr 4240 FA	2,559,278	2,558	2,545
Freddie Mac	Fhr 4283 EW	1,145,091	1,273	1,211
Vendee Mortgage Trust	Vende 1997 2 Z	137,192	164	156
Federal Home Loan	PC Pool 1B1150	122,308	130	129
Federal Home Loan	PC Pool 1G2080	149,593	158	159
Federal Home Loan	PC Pool 1G2667	75,713	81	80
Federal Home Loan	PC Pool 1H2581	139,870	148	148

* party-in-interest as defined by ERISA

Federal Home Loan	PC Pool 1Q0479	147,017	$158	$156
Federal Home Loan	PC Pool 1Q0556	77,244	82	82
Federal Home Loan	PC Pool 1Q0557	121,402	130	129
Federal Home Loan	PC Pool 1Q0558	155,641	167	167
Federal Home Loan	PC Pool 1Q1400 05/42 0	1,396,172	1,522	1,497
Federal Home Loan	PC Pool 781274	94,306	100	99
Federal Home Loan	PC Pool 782735	1,099,733	1,184	1,174
Federal Home Loan	PC Pool 847671	82,984	89	88
Federal Home Loan	PC Pool 848349	47,957	52	51
Federal Home Loan	PC Pool E02703	2,111,568	2,244	2,230
Federal Home Loan	PC Pool G01665	260,660	287	287
Federal Home Loan	PC Pool G01749	112,384	123	123
Federal Home Loan	PC Pool G01767	71,594	82	81
Federal Home Loan	PC Pool G01777	3,261,708	3,591	3,651
Federal Home Loan	PC Pool G02494	400,353	443	444
Federal Home Loan	PC Pool G02993	195,502	215	216
Federal Home Loan	PC Pool G03081	66,259	74	74
Federal Home Loan	PC Pool G03268	216,584	239	239
Federal Home Loan	PC Pool G03281	374,311	413	413
Federal Home Loan	PC Pool G03392	238,391	263	263
Federal Home Loan	PC Pool G03457	42,218	47	47
Federal Home Loan	PC Pool G03697	189,700	209	209
Federal Home Loan	PC Pool G03698	175,854	194	194
Federal Home Loan	PC Pool G03720	62,226	69	69
Federal Home Loan	PC Pool G03955	104,545	115	115
Federal Home Loan	PC Pool G04140	152,964	169	169
Federal Home Loan	PC Pool G04378	273,350	308	304
Federal Home Loan	PC Pool G04587	763,962	830	833
Federal Home Loan	PC Pool G04715	200,170	221	221
Federal Home Loan	PC Pool G05603	57,802	67	63
Federal Home Loan	PC Pool G05862	161,698	177	178
Federal Home Loan	PC Pool G05979	1,469,881	1,589	1,602
Federal Home Loan	PC Pool G06238	190,610	211	211
Federal Home Loan	PC Pool G06570	275,817	306	306
Federal Home Loan	PC Pool G06571	203,694	225	225
Federal Home Loan	PC Pool G06932	2,010,089	2,221	2,239
Federal Home Loan	PC Pool G06962	356,342	393	394
Federal Home Loan	PC Pool G06995	383,412	423	423
Federal Home Loan	PC Pool G07074	2,777,747	3,073	3,065
Federal Home Loan	PC Pool G07491	1,638,751	1,747	1,736
Federal Home Loan	PC Pool G07515	3,649,737	3,909	3,865
Federal Home Loan	PC Pool G07568	6,097,576	6,501	6,461
Federal Home Loan	PC Pool G08271	176,832	195	195
Federal Home Loan	PC Pool G12277	64,269	70	70
Federal Home Loan	PC Pool G12339	212,759	232	231
Federal Home Loan	PC Pool G12758	107,762	118	118

* party-in-interest as defined by ERISA

Federal Home Loan	PC Pool G13338 G1 3338	119,735	$131	$131
Federal Home Loan	PC Pool G13346	117,043	128	128
Federal Home Loan	PC Pool G13854	2,039,134	2,167	2,154
Federal Home Loan	PC Pool G14585	5,746,650	6,118	6,070
Federal Home Loan	PC Pool G30303	119,285	130	130
Federal Home Loan	PC Pool G30305	60,708	68	67
Federal Home Loan	PC Pool G30458	540,886	597	598
Federal Home Loan	PC Pool H09070 H0 9070	65,495	73	70
Federal Home Loan	PC Pool H09203	48,091	53	52
Federal Home Loan	PC Pool J08788	928,310	999	1,002
Federal Natl Mtg Assn	Pool 256614	45,658	50	49
Federal Natl Mtg Assn	Pool 256901	59,130	66	64
Federal Natl Mtg Assn	Pool 256937	69,963	78	76
Federal Natl Mtg Assn	Pool 256985	98,750	113	109
Federal Natl Mtg Assn	Pool 257095	94,102	103	102
Federal Natl Mtg Assn	Pool 310048	85,516	97	95
Federal Natl Mtg Assn	Pool 555285	163,463	183	183
Federal Natl Mtg Assn	Pool 677709	235,197	259	259
Federal Natl Mtg Assn	Pool 725206	61,112	67	67
Federal Natl Mtg Assn	Pool 725228	630,526	705	707
Federal Natl Mtg Assn	Pool 725271	70,548	76	74
Federal Natl Mtg Assn	Pool 725330	862,782	964	968
Federal Natl Mtg Assn	Pool 725417	65,909	71	70
Federal Natl Mtg Assn	Pool 735415	340,249	390	382
Federal Natl Mtg Assn	Pool 735523	61,145	66	65
Federal Natl Mtg Assn	Pool 735869	74,128	79	79
Federal Natl Mtg Assn	Pool 745238	75,058	81	80
Federal Natl Mtg Assn	Pool 745303	79,951	85	84
Federal Natl Mtg Assn	Pool 745398	88,892	99	100
Federal Natl Mtg Assn	Pool 745942	92,421	103	104
Federal Natl Mtg Assn	Pool 832257	118,418	124	126
Federal Natl Mtg Assn	Pool 888015	389,575	436	428
Federal Natl Mtg Assn	Pool 888136	134,100	147	146
Federal Natl Mtg Assn	Pool 888151	200,027	218	215
Federal Natl Mtg Assn	Pool 888262	72,094	79	79
Federal Natl Mtg Assn	Pool 888291	232,845	256	254
Federal Natl Mtg Assn	Pool 888365	128,962	142	140
Federal Natl Mtg Assn	Pool 888366	1,662,460	1,924	1,857
Federal Natl Mtg Assn	Pool 888559	214,497	244	236
Federal Natl Mtg Assn	Pool 888631	181,662	200	198
Federal Natl Mtg Assn	Pool 888791	39,188	43	42
Federal Natl Mtg Assn	Pool 888891	139,066	157	154
Federal Natl Mtg Assn	Pool 888894	71,689	80	77
Federal Natl Mtg Assn	Pool 888956	261,023	292	293
Federal Natl Mtg Assn	Pool 889151	61,016	68	66
Federal Natl Mtg Assn	Pool 889157	88,246	97	98

* party-in-interest as defined by ERISA

Federal Natl Mtg Assn	Pool 889390	249,506	$274	$273
Federal Natl Mtg Assn	Pool 889528	125,698	141	136
Federal Natl Mtg Assn	Pool 889886	213,607	249	235
Federal Natl Mtg Assn	Pool 890341	157,437	174	174
Federal Natl Mtg Assn	Pool 907860	130,594	141	140
Federal Natl Mtg Assn	Pool 936482	70,908	78	79
Federal Natl Mtg Assn	Pool 995005	69,920	76	73
Federal Natl Mtg Assn	Pool 995212	287,137	321	322
Federal Natl Mtg Assn	Pool 995405	378,754	412	415
Federal Natl Mtg Assn	Pool 995487	79,524	89	89
Federal Natl Mtg Assn	Pool 995575	67,549	74	75
Federal Natl Mtg Assn	Pool 995597	92,686	101	102
Federal Natl Mtg Assn	Pool 995694	88,523	100	98
Federal Natl Mtg Assn	Pool 995788	1,089,444	1,198	1,200
Federal Natl Mtg Assn	Pool AB1763	789,984	841	826
Federal Natl Mtg Assn	Pool AD0111	88,844	100	99
Federal Natl Mtg Assn	Pool AD0112	79,533	90	88
Federal Natl Mtg Assn	Pool AD0198	443,840	487	488
Federal Natl Mtg Assn	Pool AD0249	506,873	557	558
Federal Natl Mtg Assn	Pool AD0284	194,974	212	213
Federal Natl Mtg Assn	Pool AD0494	86,297	95	96
Federal Natl Mtg Assn	Pool AD0650	121,018	133	133
Federal Natl Mtg Assn	Pool AD0663	395,010	434	435
Federal Natl Mtg Assn	Pool AD0692	54,526	60	59
Federal Natl Mtg Assn	Pool AD0931	142,933	157	157
Federal Natl Mtg Assn	Pool AE0006	66,356	75	74
Federal Natl Mtg Assn	Pool AE0012	360,577	407	400
Federal Natl Mtg Assn	Pool AE0063	54,263	61	58
Federal Natl Mtg Assn	Pool AE0379	88,177	96	97
Federal Natl Mtg Assn	Pool AE0380	308,817	336	338
Federal Natl Mtg Assn	Pool AE0381	1,515,897	1,649	1,662
Federal Natl Mtg Assn	Pool AE0382	225,103	245	247
Federal Natl Mtg Assn	Pool AE0442	369,480	417	410
Federal Natl Mtg Assn	Pool AE0616	70,450	78	78
Federal Natl Mtg Assn	Pool AE0620	212,778	231	233
Federal Natl Mtg Assn	Pool AE0875	324,352	353	355
Federal Natl Mtg Assn	Pool AE0952	145,541	163	157
Federal Natl Mtg Assn	Pool AL0144	41,752	45	45
Federal Natl Mtg Assn	Pool AL0406	115,739	127	125
Federal Natl Mtg Assn	Pool AL0852	58,338	64	63
Federal Natl Mtg Assn	Pool AL1043	126,272	135	134
Federal Natl Mtg Assn	Pool AL2439	1,013,574	1,104	1,093
Federal Natl Mtg Assn	Pool AL2617	87,879	96	97
Federal Natl Mtg Assn	Pool AL3442	749,436	804	808
Federal Natl Mtg Assn	Pool AL4147	1,202,850	1,277	1,283
Federal Natl Mtg Assn	Pool AL4165	8,065,723	8,630	8,596

* party-in-interest as defined by ERISA

	Federal Natl Mtg Assn	Pool MA3894	1,725,249	$1,840	$1,802

	Total mortgages				93,891

	U.S. government securities
	Kingdom of Spain	Sr Unsecured 144A 03/18 4.000%	1,500,000	1,495	1,525
	US Treasury	N/B 02/14 0.250%	8,200,000	8,208	8,202
	US Treasury	N/B 05/14 1.000%	3,500,000	3,517	3,512
	US Treasury	N/B 07/14 0.125%	2,395,000	2,395	2,395
	California St	Cas 03/40 Fixed 7.625%	785,000	1,030	1,027
	California St	Cas 04/34 Fixed 7.500%	1,420,000	1,789	1,812
	California St	Cas 04/39 Fixed 7.550%	2,240,000	2,874	2,897
	California St	Cas 10/19 Fixed 6.200%	195,000	231	227
	California St	Cas 10/39 Fixed 7.300%	710,000	894	893
	Illinois St	Ils 03/16 Fixed 4.961%	540,000	584	575
	Illinois St	Ils 03/17 Fixed 5.365%	1,840,000	2,023	1,997
	Illinois St	Ils 03/18 Fixed 5.665%	2,100,000	2,349	2,287
	Los Angeles Ca Unif Sch Dist	Losscd 07/34 Fixed 6.758%	1,285,000	1,692	1,579
	New Jersey St Turnpike Auth	NJSTRN 01/40 Fixed 7.414%	375,000	479	494
	New Jersey St Turnpike Auth	NJSTRN 01/41 Fixed 7.102%	1,770,000	2,453	2,254

	Total U.S. government securities				31,676

	Asset-backed securities
	Chase Issuance Trust	CHAIT 2012 A8 A8	2,800,000	2,800	2,796
	SLM SStudent Loan Trust	SLMA 2012 C A2 144A	2,020,000	2,045	2,089
	Small Business Administration	SBAP 2001 20L 1	58,336	65	64
	Small Business Administration	SBAP 2005 20E 1	67,986	76	72
	Small Business Administration	SBAP 2005 20G 1	73,824	82	79
	Small Business Administration	SBAP 2005 20I 1	82,368	92	88
	Small Business Administration	SBAP 2006 20A 1	88,403	99	95
	Small Business Administration	SBAP 2006 20C 1	121,154	137	132
	Small Business Administration	SBAP 2006 20G 1	230,155	264	256
	Small Business Administration	SBAP 2007 20A 1	129,433	145	141
	Small Business Administration	SBAP 2007 20C 1	197,499	223	214
	Small Business Administration	SBAP 2007 20D 1	199,481	226	218
	Small Business Administration	SBAP 2007 20G 1	135,738	156	149

	Total asset-backed securities				6,393
	Cash equivalents
*	State Street Bank & Trust Co	Short Term Investment Fund	7,013,316	7,013	7,013

	Receivables				1,349
	Liabilities				(140)

	TOTAL SEPARATE ACCOUNT				258,401

* party-in-interest as defined by ERISA

	TOTAL INVESTMENTS PER FINANCIAL STATEMENTS				$19,393,397

*	NOTES RECEIVABLE FROM PARTICIPANTS	Interest rates ranging from 2.86% to 12.00%	—	—	$143,105

	TOTAL INVESTMENTS PER FORM 5500				$19,536,502

* party-in-interest as defined by ERISA

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(j) - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(thousands of dollars)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Identity of party involved	Description of asset (include interest rate and maturity in case of a loan)	Purchase price	Selling price	Lease rental	Expense incurred with transaction	Cost of asset	Current value of asset on transaction date	Net gain or (loss)

Category (iii) - Series of Transactions (Aggregate) in Excess of 5% of Plan Assets

Vanguard*	Vanguard Prime MM Inst	$856,082,798	$—	N/A	$—	$—	$856,082,798	$—
Vanguard*	Vanguard Prime MM Inst	—	884,877,956	N/A	—	884,877,956	884,877,956	—
Chevron Corporation*	Common Stock	1,132,798,410	—	N/A	—	—	1,032,497,739	—
Chevron Corporation*	Common Stock	—	1,132,798,410	N/A	—	746,832,122	1,132,798,410	385,966,288

There were no category (i), (ii) or (iv) reportable transactions during the year ended December 31, 2013.
* Party-in-interest as defined by ERISA.